Report of Independent Registered Accounting Firm

To the Board of Directors and Shareowners
NAIC Growth Fund, Inc.

    We have audited the accompanying statement of assets and liabilities of NAIC Growth Fund, Inc., including the portfolio of investments, as of December 31, 2006 and the related statement of operations for the year then ended and the statement of changes in net assets and financial highlights for each of the two years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.
     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight
Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2006 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
    In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of NAIC
Growth Fund, Inc. as of December 31, 2006, the results of its operations for the year then ended, and the statement of changes in net assets for the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.


			Plante & Moran, PLLC

January 16, 2007